Exhibit 5.1

HUNTON ANDREWS KURTH LLP 600 TRAVIS ST HOUSTON, TX 77002 TEL 713 • 220 • 4200 FAX 713 • 220 • 4285 HUNTONAK.COM

September 17, 2021

PBF Logistics LP

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Ladies and Gentlemen:

We have acted as counsel to PBF Logistics LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 17, 2021, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering by the Partnership from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of: (a) common units representing limited partner interests in the Partnership (the “Common Units”), (b) preferred units representing limited partner interests in the Partnership (the “Preferred Units”), (c) warrants to purchase Common Units or Preferred Units (“Warrants”) and (d) rights to purchase Common Units, Preferred Units or Warrants (“Rights”). The securities referred to in the foregoing clauses (a) through (d) are referred to herein collectively as the “Securities.”

If issued, (a) Warrants would be issued pursuant to a warrant agreement (a “Warrant Agreement”) between the Partnership and a warrant agent and (b) (a) Rights would be issued pursuant to a warrant agreement (a “Rights Agreement”) between the Partnership and a rights agent.

In rendering the opinions expressed below, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Partnership and PBF Logistics GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), certificates of public officials, certificates and statements of officers of the General Partner, and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things: (i) the Registration Statement; (ii) the Prospectus; (iii) the Certificate of Limited Partnership of the Partnership, as amended (the “Partnership Certificate”); (iv) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”); (v) the Certificate of Formation of the General Partner, as amended (the “GP Certificate”); (vi) the Limited Liability Company Agreement of the General Partner, as amended (the “GP LLC Agreement” and together with the Partnership Certificate, the Partnership Agreement and the GP Certificate, the “Organic Documents”); and (vii) certain resolutions of the Board of Directors of the General Partner.

PBF Logistics LP

September 17, 2021

In rendering the opinions expressed below, we have assumed, without independent investigation, (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the General Partner and (ii) statements and certifications of public officials and others. In conducting our examination of documents, we have assumed the power, corporate, partnership, limited liability company or other, of all parties thereto, other than the Partnership and the General Partner, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport or upon execution and delivery thereof will purport to constitute agreements, such documents constitute or upon execution and delivery thereof will constitute valid and binding obligations of such parties.

We have also assumed that (a) at the times of authorization and issuance of each of the Securities being offered pursuant to the Registration Statement, the Organic Documents, in each case as amended to date and in the form reviewed by us as described above, will not have been amended in any manner that would affect any legal conclusion set forth herein and (b) the form and terms of any Warrants or Rights, and the form and terms of any and all Securities subject thereto, the issuance, sale and delivery thereof by the Partnership, and the incurrence and performance by the Partnership of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement or Rights Agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, any of the Organic Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership or the General Partner, or to which the issuance, sale and delivery of such Warrants or Rights (or such Securities subject thereto), or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. In addition, we have assumed (i) the receipt by each person to whom or for whose benefit each Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, or its agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the General Partner, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and (ii) that such Warrant Agreement and such Rights Agreement will provide that it shall be governed by and construed in accordance with the laws of the State of New York.

PBF Logistics LP

September 17, 2021

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When (i) the General Partner has duly taken all necessary action (pursuant to action by the Board of Directors of the General Partner) to authorize and approve the issuance by the Partnership of Common Units and the terms of the offering thereof and (ii) such Common Units have been paid for, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the Board of Directors of the General Partner (on behalf of the Partnership), (a) such Common Units will be validly issued and (b) purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

2. When (i) the General Partner has duly taken all necessary action (pursuant to action by the Board of Directors of the General Partner) to authorize and approve the issuance by the Partnership of Preferred Units and the terms of the offering thereof and (ii) such Preferred Units have been paid for, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the Board of Directors of the General Partner (on behalf of the Partnership), (a) such Preferred Units will be validly issued and (b) purchasers of such Preferred Units will have no obligation, solely by reason of their ownership of such Preferred Units, to make any contributions to the Partnership or any further payments for their purchase of such Preferred Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Preferred Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

3. When (i) the General Partner has duly taken all necessary action (pursuant to action by the Board of Directors of the General Partner) to authorize and approve the issuance by the Partnership of Warrants, the terms of the offering thereof, the Securities to be issued pursuant to such Warrants, and the Warrant Agreement pursuant to which such Warrants are to be issued, (ii) such Warrant Agreement has been validly executed and delivered by each of the parties thereto and (iii) such Warrants have been validly executed, issued and delivered in accordance with the terms of such Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the Board of Directors of the General Partner (on behalf of the Partnership), and paid for as provided in such purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Partnership.

PBF Logistics LP

September 17, 2021

4. When (i) the General Partner has duly taken all necessary action (pursuant to action by the Board of Directors of the General Partner) to authorize and approve the issuance by the Partnership of Rights, the terms of the offering thereof, the Securities to be issued pursuant to such Rights, and the Rights Agreement pursuant to which such Rights are to be issued, (ii) such Rights Agreement has been validly executed and delivered by each of the parties thereto and (iii) such Rights have been validly executed, issued and delivered in accordance with the terms of such Rights Agreement and the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the Board of Directors of the General Partner (on behalf of the Partnership), and paid for as provided in such purchase, underwriting or similar agreement, such Rights will constitute valid and legally binding obligations of the Partnership.

Our opinions in paragraphs 3 and 4 above are subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws affecting rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinions in paragraphs 3 and 4 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

We express no opinion other than as to the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,
/s/ Hunton Andrews Kurth LLP